QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-188896

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jones Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	80-0907968
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Mike S. McConnell
Suite 350
807 Las Cimas Parkway
Austin, TX 78746
(512) 328-2953
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael L. Bengtson Paul F. Perea Baker Botts L.L.P. 98 San Jacinto Boulevard Suite 1500 Austin, Texas 78701 (512) 322-2500	James M. Prince Douglas E. McWilliams Vinson & Elkins L.L.P. First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

This Amendment No. 1 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (File No. 333-188896) and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement have been omitted from this filing.

 Part II
Information not required in prospectus

Item 16.    Exhibits and financial statement schedule

(a) Exhibits.

Number		Description

1.1	—	Form of Underwriting Agreement (including Form of Lock-Up Agreement)
3.1	—	Form of Amended and Restated Certificate of Incorporation of Jones Energy, Inc.
3.2	—	Form of Amended and Restated Bylaws of Jones Energy, Inc.
4.1	—	Form of Registration Rights and Stockholders Agreement
4.2	—	Form of Class A common stock Certificate
5.1*	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
10.1**	—	Form of Jones Energy, Inc. 2013 Omnibus Incentive Plan
10.2**	—	Form of Jones Energy, Inc. Short Term Incentive Plan
10.3**	—	Form of Tax Receivable Agreement
10.4**	—	Form of Exchange Agreement
10.5	—	Form of Indemnification Agreement
10.6	—	Asset Purchase and Sale Agreement by and between Jones Energy Holdings, LLC and Southridge Energy, LLC, dated as of April 12, 2011
10.7	—	Purchase and Sale Agreement by and between Chalker Energy Partners II, LLC, the listed participating owners and Jones Energy Holdings, LLC, dated November 28, 2012
10.8**	—	Jones Energy Holdings, LLC Monarch Equity Plan
10.9**	—	Credit Agreement, dated as of December 31, 2009, among Jones Energy Holdings, LLC, as borrower, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto
10.10**	—	Agreement and Amendment No. 1 to Credit Agreement (First Lien)
10.11**	—	Master Assignment, Agreement and Amendment No. 2 to Credit Agreement
10.12**	—	Master Assignment, Agreement and Amendment No. 3 to Credit Agreement
10.13**	—	Agreement and Amendment No. 4 to Credit Agreement (First Lien)
10.14**	—	Master Assignment, Agreement and Amendment No. 5 to Credit Agreement
10.15**	—	Waiver and Amendment No. 6 to Credit Agreement
10.16**	—	Second Lien Credit Agreement, dated as of December 31, 2009, among Jones Energy Holdings, LLC, as borrower, Wells Fargo Energy Capital, Inc., as administrative agent, and the lenders party thereto
10.17**	—	Agreement and Amendment No. 1 to Second Lien Credit Agreement
10.18**	—	Agreement and Amendment No. 2 to Second Lien Credit Agreement
10.19**	—	Agreement and Amendment No. 3 to Second Lien Credit Agreement
10.20**	—	Agreement and Amendment No. 4 to Second Lien Credit Agreement
10.21**	—	Agreement and Amendment No. 5 to Second Lien Credit Agreement
10.22**	—	Waiver and Amendment No. 6 to Second Lien Credit Agreement
10.23	—	Form of Jones Energy Holdings, LLC Third Amended and Restated Limited Liability Company Agreement
10.24	—	Form of Restructuring Agreement
21.1	—	List of Subsidiaries of Jones Energy, Inc.
23.1**	—	Consent of PricewaterhouseCoopers LLP
23.2	—	Consent of Cawley Gillespie & Associates, Inc.

Number		Description

23.3*	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
24.1**	—	Powers of Attorney (contained on the signature page to the Registration Statement)
99.1	—	Summary Report of Cawley Gillespie & Associates, Inc. for reserves as of December 31, 2012
99.2	—	Summary Report of Cawley Gillespie & Associates, Inc. for reserves as of December 31, 2011
99.3	—	Summary Report of Cawley Gillespie & Associates, Inc. for reserves as of December 31, 2010
99.4**	—	Consent of Alan D. Bell, a director nominee

*      To be filed by amendment

**     Previously filed

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 7, 2013.

Jones Energy, Inc.
By:	* Jonny Jones Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the listed capacities on June 7, 2013:

Name		Title	Date

* Jonny Jones		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 7, 2013
/s/ MIKE S. MCCONNELL Mike S. McConnell		Director and President	June 7, 2013
* Robert J. Brooks		Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 7, 2013
* Howard I. Hoffen		Director	June 7, 2013
* Gregory D. Myers		Director	June 7, 2013
*By:	/s/ MIKE S. MCCONNELL Mike S. McConnell Attorney-in-fact

QuickLinks

Explanatory Note
Part II Information not required in prospectus
  Item 16. Exhibits and financial statement schedule
SIGNATURES